Exhibit 10.1

AMENDMENT NO. 1
TO IRONCLAD PERFORMNCE WEAR CORPORATION’S
2006 STOCK INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to Ironclad Performance Wear Corporation 2006 Stock Incentive Plan (the “2006 Plan”) is effective as of May 4, 2009, by action of the Board of Directors of Ironclad Performance Wear Corporation, a Nevada corporation (the “Company”).  All undefined terms used herein shall have the meaning set forth in the 2006 Plan.

1.	Section 4.1 of the 2006 Plan is hereby amended and restated in its entirety to read as follows:

“4.1         Stock Subject to the Plan.  Subject to adjustment as provided in Section 9, 11,000,000 shares of common stock shall be reserved and available for issuance under the Plan.  Stock reserved hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

2.	Section 4.2 of the 2006 Plan is hereby amended and restated in its entirety to read as follows:

“4.2         Basic Limitation.  The maximum number of shares with respect to which Options, awards or sales of Stock may be granted under the Plan to any Participant in any one calendar year shall be 3,000,000 shares.  The number of shares that are subject to Rights under the Plan shall not exceed the number of shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of shares to satisfy the requirements of the Plan.”

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on May 4, 2009.

Executed as of May 8, 2009	IRONCLAD PERFORMANCE WEAR CORPORATION By: /s/ Scott Jarus Scott Jarus (Interim) Chief Executive Officer